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                                                                    EXHIBIT 23.2



                       CONSENT OF McGLADREY & PULLEN, LLP



     We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 (No.       ) of NTELOS Inc. (formerly CFW Communications
Company) of our reports dated: February 22, 2001, relating to the consolidated financial statements of NTELOS Inc., included in the 2000 Annual Report to Shareholders and incorporated by reference into the Annual Report on Form 10-K as of December 31, 2000; and February 13, 2001, relating to the consolidated financial statements of R&B Communications, Inc. and included in the Current Report on Form 8-K as of April 25, 2001.


/s/ McGladrey & Pullen, LLP

Richmond, Virginia
June 11, 2001